UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 22, 2024

AlTi Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40103	92-1552220
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

520 Madison Avenue, 26th Floor, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

(212) 396-5904

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	ALTI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 22, 2024, AlTi Global, Inc. (the “Company”) announced that the Company promoted Kevin Moran to the role of President, adding to his current role of Chief Operating Officer of the Company, effective immediately.

Kevin Moran, 46, has served as the Chief Operating Officer of the Company since January 2023. Mr. Moran began his career with Tiedemann Advisors, LLC and served as the Chief Operating Officer and General Counsel of Tiedemann Wealth Management Holdings, LLC, Tiedemann Advisors, LLC, and Tiedemann Trust Company since September 2017. He previously was a member of the Executive Committee and the Chairman of the New Business Acceptance Committee for Tiedemann Advisors. Mr. Moran previously managed Tiedemann Advisors, LLC’s Finance, Operations, Client Service, Technology, Legal, Compliance, Human Resources and Extended Family Office Services teams, and oversaw M&A activity for Tiedemann Wealth Management Holdings, LLC. Prior to joining Tiedemann Advisors, LLC, from October 2004 to April 2008, Mr. Moran was Associate General Counsel and Chief Compliance Officer of FRM Americas, LLC, a subsidiary of Financial Risk Management. From September 2002 to October 2004, he was an associate in the financial service group of the law firm Katten Muchin Rosenman LLP. Mr. Moran earned a Juris Doctor degree from Boston University School of Law and received a Bachelor of Arts degree from Loyola University.

In connection with Mr. Moran’s promotion, no changes were made to his employment agreement. A description of Mr. Moran’s employment agreement is included under “Executive Officer and Director Compensation ” in the Company’s definitive proxy statement for the 2023 annual meeting of stockholders filed with the Securities and Exchange Commission on May 18, 2023, which description is incorporated herein by reference.

No family relationship exists between Mr. Moran and any of the Company’s directors or executive officers. There are no arrangements or understandings between Mr. Moran and any other person pursuant to which Mr. Moran was selected as an officer of the Company, nor are there any transactions to which the Company is or was a participant and in which Mr. Moran had or will have a direct or indirect material interest subject to disclosure under Item 404(a) of Regulation S-K.

A copy of the related press release, which the Company issued on March 22, 2024, is attached as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

The following exhibits are being filed herewith:

Exhibit No.	Description

99.1	AlTi Global, Inc.’s press release, dated March 22, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 22, 2024	ALTI GLOBAL, INC.

/s/ Michael Tiedemann
Michael Tiedemann
Chief Executive Officer